CONFIDENTIAL TREATMENT REQUESTED

     Confidential Portions of This Agreement Which Have Been Redacted Are Marked With Brackets ("[***]"). The Omitted Material Has Been Filed Separately With The Securities and Exchange Commission.

                         MASTER DESIGN BUILD AGREEMENT

     THIS MASTER DESIGN BUILD AGREEMENT ("Agreement") dated as of the 1st day of October, 1999 ("Effective Date"), is made by and between Bright Personal Communications Services, LLC ("Bright PCS") and SBA Towers, Inc., a Florida corporation ("BTS Company").

     WHEREAS,   Bright   PCS  is  in  the   business   of   providing   wireless
telecommunications services; and

     WHEREAS, BTS Company is in the business of erecting, owning and leasing tower facilities for equipment used in providing such services; and

     WHEREAS, Bright PCS desires to use BTS Company's services to identify, evaluate, and acquire sites for such tower facilities; and

     WHEREAS, BTS Company desires to construct a network of such tower facilities within Bright PCS's service areas in a manner that will coordinate with Bright PCS's needs for tower facilities; and

     WHEREAS, the parties desire that in most cases a site identified by the procedures set forth herein will result in a tower facility constructed by BTS Company and leased to Bright PCS for the installation and operation of its equipment; and

     WHEREAS, this Agreement sets forth the manner in which Bright PCS will identify the general location of potential sites, BTS Company will evaluate and make recommendations as to specific sites and Bright PCS will lease space on any such site for the installation and operation of its equipment pursuant to this Agreement.

     NOW, THEREFORE, for and in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

                           1. RELATIONSHIP OF PARTIES

     1.1 INDEPENDENT CONTRACTOR RELATIONSHIP. The parties intend by this Agreement to establish an independent contractor relationship. Neither party nor their employees shall be agents or legal representatives of the other party for any purpose. Neither party shall have the authority to act for, bind, or commit the other party. BTS Company and Bright PCS agree that this Agreement does not establish or create a relationship of employer-employee, principal-agent, or a franchise, joint venture, or partnership for any purpose whatsoever.

     1.2 CONTRACTS WITH AFFILIATES. BTS Company may contract with any Affiliate (as hereinafter defined) of BTS Company to provide goods or services beyond those which its employees would perform, if it deems the same to be necessary or advisable for development and/or construction of the Sites (as hereinafter defined).

     1.3 LANDLORD AND TENANT RELATIONSHIP. BTS Company and Bright PCS shall execute contemporaneously with the execution of this Agreement, a Master Site Agreement ("MSA") which governs the relationship of BTS Company, as landlord, and Bright PCS, as tenant, on those BTS Sites which are accepted by Bright PCS pursuant to Section 2.7(b) of this Agreement. A copy of the MSA is attached hereto as Exhibit "A."

     1.4 EXCLUSIVITY. During the term of this Agreement, BTS Company shall be the exclusive build-to-suit, site acquisition, line and antenna installation, and construction company for wireless telecommunications tower sites for Bright PCS and its Affiliates in Region 1 (as defined in the MSA). For purposes of this Agreement, "Affiliates" with respect to either party, shall mean companies which are controlled by that party. For purposes of this Agreement, the word "control" shall mean the ownership, directly or indirectly, or the power to direct or cause the direction of the management and policies of an entity, or the power to veto major policy decisions of any such entity, whether through the ownership of voting securities, by contract or otherwise. During the term of this Agreement, Bright PCS shall not engage any third party or Affiliate directly or indirectly to perform build-to-suit, site acquisition, construction, or equipment installation services described in this Agreement and will not enter into any discussions with any third party or Affiliate concerning, or furnish any information relating to such services to any third party or Affiliate, for the purpose of considering, soliciting or inducing any offer by such third party. Notwithstanding the foregoing, in the event that Bright PCS and BTS Company do not agree upon the payment amount for a CMS Site (as hereinafter defined), Bright PCS shall be entitled to utilize a different contractor or subcontractor or its own personnel for construction services. In the event that Bright PCS elects to utilize a different contractor or subcontractor as provided herein, Bright PCS shall first offer BTS Company the right to perform such services on the same terms and conditions as offered by the contractor or subcontractor.

                          II. SITE ACQUISITION SERVICES

     2.1 SITE ACQUISITION SERVICES.

          (a) Bright PCS shall establish small geographic areas within which a cell site or transmission tower shall be located, based on the network grid's RF design (a "Search Ring"). For each Search Ring, Bright PCS shall provide (i) minimum tower specifications, (ii) desired mounting height,
     (iii) a description of the equipment that Bright PCS intends to put on the tower, and (iv) any other technical data necessary to permit BTS Company to effectively identify the candidate sites that meet Bright PCS's needs. Bright PCS will provide to BTS Company its system network grid, with the established Search Rings overlaid thereon. Bright PCS will, from time to time, assign Search Rings to BTS Company. BTS Company shall provide the personnel and facilities which are necessary to locate and lease or license existing towers, buildings or other structures by Bright PCS to be used for the construction and installation of Bright PCS's equipment ("Collocation Sites") or unimproved real property suitable for the construction and installation of a communications tower ("Tower") and related facilities by BTS Company ("BTS Site"). As used herein, "Sites" shall refer to both Collocation Sites and BTS Sites, where appropriate. The Site Acquisition

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

     Services are more particularly described in and shall be performed by BTS Company in accordance with the scope of work attached hereto as Schedule "A" which is incorporated by reference herein ("Site Acquisition Services"). BTS Company shall be entitled to compensation from Bright PCS for the Site Acquisition Services as set forth on Schedule "C".

          (b) Upon its receipt of a Search Ring designated hereunder by Bright PCS, BTS Company shall promptly, diligently and professionally perform the Site Acquisition Services with respect to such Search Ring. BTS Company shall perform the Site Acquisition Services in accordance with this Agreement, including, without limitation, the objectives and procedures set forth in Schedule "A" ("Objectives and Procedures"). Provided that Bright PCS does not materially increase BTS Company's duties or impair BTS Company's rights hereunder, Bright PCS shall have the right from time to time upon written notice to BTS Company to adjust, modify, or supplement the Objectives and Procedures and the form of documents to be generated or provided by BTS Company pursuant thereto.

          (c) Except as expressly authorized in this Agreement or otherwise expressly authorized by Bright PCS in writing, BTS Company shall provide all labor, equipment, material and supplies necessary or appropriate to perform Site Acquisition Services. In the event that BTS Company elects to subcontract any Site Acquisition Services, BTS Company shall obtain Bright PCS's prior written consent to utilize such subcontractors, which consent shall not be unreasonably conditioned, delayed or withheld.

          (d) During the performance of Site Acquisition Services with respect to any designated Search Ring, BTS Company shall at all times apprise
     Bright PCS of any expressed opposition, protest, litigation or other efforts, whether by an individual, group, neighborhood association or other organization, to restrict, alter or prohibit the construction, installation or operation of any structure, structures or other facilities that Bright PCS or BTS Company proposes to construct or operate on any Site within such Search Ring.

     2.2 WITHDRAWAL OF SITE. In the event Bright PCS elects to withdraw a Collocation Site at any time or a BTS Site pursuant to the terms of this Agreement, Bright PCS shall give BTS Company notice of such withdrawal and shall pay BTS Company [***] of the milestone instrument that would be due if the work currently in progress was completed, [***] of the reimbursable costs which were incurred prior to the date on which BTS Company receives notice of the withdrawn Site, and [***] of all other amounts due hereunder for work completed on the Site as of the date BTS Company receives Bright PCS's withdrawal notice and substitute the withdrawn Site with an alternative site within sixty (60) days ("Alternative Site"), if available. In the event that a withdrawn Site is a BTS Site, Bright PCS shall pay BTS Company for Site Acquisition Services in connection with such Site as set forth in Schedule "C" attached hereto.

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED


     2.3 SEARCH RINGS DESIGN. Bright PCS shall have the right at any time in its sole and absolute discretion to expand or reconfigure a previously designated Search Ring. In the event that Bright PCS redesigns a search ring beyond [***] miles of an urban or suburban Site or [***] miles of a rural Site for which BTS Company has begun but not yet completed all Site Acquisition Services, then Bright PCS shall pay BTS Company [***] for all Site Acquisition Services completed at the time that the notice of redesign is received by BTS Company, [***] of the reimbursable costs which were incurred prior to the date on which BTS Company receives notice of such reconfigured Search Ring, and [***] of the milestone installment that would be due if the work currently in progress was completed. In the event that such Site was a BTS Site, Bright PCS shall pay BTS Company for such Site Acquisition Services as set forth on Schedule "C". For all Site Acquisition Services rendered for the redesigned Search Ring, in the event that the Site in the redesigned Search Ring is not a BTS Site, Bright PCS shall pay BTS Company an additional [***] of the milestone installments due for all milestone installments to be performed and [***] of all milestone installments to be performed for the first time and [***] of the reimbursable costs which are incurred. Bright PCS agrees not to develop any site within any redesigned or withdrawn Search Rings as a tower site and further agrees not to transfer the associated Work Product to any third party, including Affiliates.

     2.4 TERM OF SITE ACQUISITION SERVICES AGREEMENT. The term of this Agreement (the "Site Acquisition Term") shall commence on the date of this Agreement and shall expire on December 31, 2001.

          (a) This Agreement may be terminated as to any particular Search Ring upon written notice by either party following the other party's breach of an obligation or covenant on such party's part to be performed with respect to that Search Ring, which breach is not cured within thirty (30) days after the breaching party's receipt of written notice; provided, however, that so long as the defaulting party commenced appropriate curative action within such thirty (30) day period and thereafter diligently prosecutes such cure to completion as promptly as possible, the cure period will be extended until the cure is completed. If a party fails to cure a breach within this thirty (30) day period as it may be extended, the party will be in default under this Agreement as it applies to the applicable Search Ring; and

          (b) Neither a termination nor the expiration of this Agreement shall affect:

               (i) the term of the MSA or any SLA, as that term is defined herein, which has been entered into by the parties prior to the date of termination of this Agreement, which shall continue in accordance with its terms and conditions;

               (ii) the terms of this Agreement that apply to any SLA which has been entered into by the parties prior to the date of termination of this Agreement;

               (iii) any duties or obligations for payment or performance that are or become owing hereunder prior to the effective date of such termination;

               (iv) the terms of this Agreement that apply to any Search Ring which was issued prior to the date of termination of this Agreement; or

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED


               (v) any other duties or obligations that expressly survive the termination or expiration hereof.

          (c) A default regarding one Search Ring shall not constitute a default under this Agreement; however, a default under the greater of [***] Search Rings; or [***] or more of the Search Rings which have been issued pursuant to this Agreement, shall constitute a default under every Search Ring and a default under this Agreement. In the event of such a default, Bright PCS shall be entitled to terminate the services of BTS Company and complete or engage a third party to complete BTS Company's responsibilities under this Agreement pursuant to the Plans and Specifications (as hereinafter defined) provided by BTS Company. In such event, Bright PCS shall convey the Tower Facilities (as hereinafter defined) and any site development materials including ground leases and title, environmental and geotechnical reports to BTS Company upon completion, lien free, and BTS Company shall reimburse Bright PCS for the reasonable costs of completing its responsibilities and pay Bright PCS the applicable site development fee set forth in the Site Development Agreement (as hereinafter defined).

     2.5 GROUND LEASES. The acquisition of BTS Sites by BTS Company pursuant to this Agreement shall be accomplished using a lease agreement in substantially the same form as the Option and Lease Agreement which is attached hereto as Exhibit "B" (hereafter the "Ground Lease"). In no event shall BTS Company agree to material modifications to the provisions set forth in paragraph 35 of the Ground Lease without Bright PCS's prior written approval. The acquisition of Collocation Sites by BTS Company pursuant to this Agreement shall be accomplished using a lease agreement which Bright PCS shall provide to BTS Company or on such other form which Bright PCS may, in its sole discretion, approve.

     2.6. ACCEPTANCE AND REJECTION OF COLLOCATION SITES. Bright PCS may at any time in its sole and absolute discretion accept or reject any proposed Collocation Site. Without limiting the foregoing, Bright PCS may withdraw its prior acceptance of a Collocation Site and thereby reject such Collocation Site. A withdrawal or a rejection by Bright PCS of a Collocation Site shall not affect its obligation for fees earned through the date of termination for Site Acquisition Services as more particularly described in Section 2.2.

     2.7 ACCEPTANCE AND REJECTION OF BTS SITES; EXECUTION AND DELIVERY OF SLAS

          (a) A BTS Site shall be deemed to be an accepted BTS Site from and after the date that the Candidate Site which corresponds to the BTS Site has been approved by Bright PCS pursuant to Section 2(a) of Schedule A and shall continue to be deemed an accepted BTS Site unless and until Bright PCS rejects the BTS Site pursuant to Section 2.7(b) hereof.

          (b) Bright PCS may at any time prior to the parties' execution and delivery of an SLA corresponding thereto, and in Bright PCS's sole and absolute discretion, reject any BTS Site. In the case of a BTS Site that is accepted by Bright PCS, the following shall apply:

               (i)  BTS  Company  shall  continue  the  diligent,  thorough  and professional prosecution of Site Acquisition Services (including the completion of Ground Lease negotiations and required zoning, land use and permitting matters) necessary for the construction of a communications tower and related facilities consistent with the criteria theretofore identified by Bright PCS;

               (ii) Subject to Section 2.7(b)(iii) below, BTS Company and Bright PCS shall prepare and finalize the SLA (and exhibits thereto) applicable to such BTS Site;

               (iii) Within thirty (30) days following BTS Company's receipt of all necessary zoning or other land use permits or approvals applicable to the improvements to be constructed by BTS Company on the BTS Site and the completion of Site Acquisition Services in accordance with the Objectives and Procedures, but subject to Section 2.7(b)(iv) below, Bright PCS and BTS Company shall execute and deliver the SLA applicable thereto. Unless Bright PCS rejects the applicable BTS Site within thirty (30) days following notice by BTS Company of BTS Company's receipt of all necessary zoning or other land use permits or approvals applicable to the landlord improvements to be constructed by BTS Company on the BTS Site and BTS Company's completion of Site Acquisition Services in accordance with the Objectives and Procedures, BTS Company shall be unconditionally obligated to enter into the SLA with respect thereto upon receipt of the foregoing permits and approvals, and shall thereafter perform its obligations thereunder in accordance with the SLA and this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that Bright PCS neither accepts nor rejects the BTS Site within thirty days as provided herein, BTS Company may, at BTS Company's sole option, either
          (1) deem the BTS Site approved (in which event BTS Company shall be entitled to compel Bright PCS to execute a SLA with respect to the BTS
          Site) or (2) deem the BTS Site to be denied and make demand on Bright PCS for payment of the fees earned for Site Acquisition Services.

               (iv) Bright PCS may in its sole and absolute discretion withdraw its prior acceptance of a BTS Site, and thereby reject said BTS Site, at any time prior to the BTS Company parties' execution and delivery of the SLA for such BTS Site.

          (c) In the event of a rejection by Bright PCS of a BTS Site, including a rejection after a prior acceptance thereof as described above in Section 2.7(b) hereof, Bright PCS's only obligation for such BTS Site shall be for the payment of Site Acquisition Services incurred prior to such rejection with respect to the Search Ring containing such BTS Site in accordance with
     Section 2.2. In such event, Bright PCS agrees not to develop the rejected BTS Site as a tower site and further agrees not to transfer the associated Work Product to any third party, including Affiliates.

          (d) In the event of a rejection by Bright PCS of a BTS Site, BTS Company may elect to forego the compensation set forth in Section 2.2 and retain the Work Product. In such event, Bright PCS shall have the right, but not the obligation, for a period of one (1) year following the construction of a tower on such Site to enter into an SLA for such Site pursuant to the MSA as if such Site were constructed as an accepted BTS Site.

          (e) This Section 2.7 shall not be deemed to limit or restrict any rights of termination of an SLA as expressly set forth therein. Bright PCS's rights of rejection with respect to a BTS Site contained in this
     Section 2.7 shall be in addition to, and not in lieu of, any SLA termination rights.

          (f) In the event that BTS Company's due diligence investigation of a BTS Site reveals any defect in such Site which BTS Company reasonably believes would materially adversely affect BTS Company's multi-tenant use or ownership of such Site, BTS Company shall be entitled to reject such Site upon notice to Bright PCS. In such event, Bright PCS shall have the right to designate another candidate site as the preferred candidate. BTS Company shall bear all costs associated with Site Acquisition Activities and all costs associated with the due diligence investigation, zoning, and permitting of such Site.

     2.8 CONTINUED PERFORMANCE OF SITE ACQUISITION SERVICES FOLLOWING SITE ACCEPTANCE OR REJECTION. Unless otherwise notified by Bright PCS, BTS Company shall:

          (a) Following Bright PCS's acceptance of any Site, continue to perform Site Acquisition Services with respect to such accepted Site in accordance with this Agreement, including, without limitation, the Objectives and Procedures; and

          (b) Following Bright PCS's rejection of any Site (including a rejection after Bright PCS's prior acceptance thereof), continue to perform Site Acquisition Services with respect to the Search Ring pertaining thereto (including a modified Search Ring as described above in Section 2.3 hereof) in accordance with the terms and conditions of this Agreement, including, without limitation, the Objectives and Procedures.

     2.9 NO CONFLICTING OBLIGATIONS.

          (a) Neither BTS Company nor any Affiliate of BTS Company shall hereafter during the Site Acquisition Term enter into any agreement, contract or other arrangement with any Competitor other than Horizon Personal Communications Services, Inc. For purposes of this Agreement, "Competitor" shall mean an entity whose business includes the provision of wireless telecommunications services to the public pursuant to which BTS Company or any Affiliate of BTS Company agrees to provide to or on behalf of such Competitor site acquisition services that: (i) may result in the leasing (or other acquisition) of real property and the construction thereon by BTS Company or such Affiliate of a wireless communications facility designed to meet such Competitor's specifications and (ii) affect or may affect any real property located within a Search Ring. BTS Company shall provide to Bright PCS during the Site Acquisition Term BTS Company's primary duty of loyalty and professionalism in the performance within the geographic area of Site Acquisition Services hereunder. BTS Company shall not perform, or undertake to perform, any services that would conflict with BTS Company's loyal, professional and diligent performance of its duties hereunder. The foregoing provisions of this Section 2.9(a) shall not apply if BTS Company notifies Bright PCS of a preexisting conflict upon BTS Company's receipt of a Search Ring, nor will it apply to a Search Ring after BTS Company has completed construction of a BTS Site within such Search Ring.

          (b) In the course of performing Site Acquisition Services or otherwise in conducting its activities under or with respect to this Agreement or any SLA, BTS Company shall not publish or distribute any materials or documentation using Bright PCS's name without Bright PCS's express prior written permission specifically relating to such use; provided, however, that BTS Company shall be entitled to utilize Bright PCS's name where reasonably necessary to facilitate zoning and other governmental approvals.

     2.10 COMPLIANCE WITH LAWS. BTS Company represents and warrants that it shall: (a) comply with all federal, state and local laws, regulations and ordinances with respect to its performance of the Site Acquisition Services; (b) file all reports relating to the Site Acquisition Services and required under applicable law (including, without limitation, tax returns); (c) pay all filing fees and federal, state and local taxes applicable to BTS Company's business as the same shall become due; and (d) pay all amounts required under local, state and federal workers' compensation, disability benefit, unemployment insurance, and other employee benefit laws and regulations when due. BTS Company shall provide Bright PCS with such documents and other supporting materials as Bright PCS may reasonably request to evidence BTS Company's continuing compliance with this Section 2.10.

     2.11 INSURANCE. BTS Company and Bright PCS shall each maintain in effect, without interruption, on an annual basis, during the term of this Agreement, the following insurance policies:

          (a) Commercial General Liability (Bodily Injury and Property Damage). Insurance coverage with endorsement evidencing coverage for contractual liability. The limits of this insurance shall not be less than:

               (i) Each Occurrence Limit $1,000,000

               (ii) General Aggregate Limit $2,000,000

          (b) Comprehensive Automobile Liability insurance covering the ownership, operation and maintenance of allowed, non-owed, and hired motor vehicles, in limits not less than $1,000,000 for bodily injury and property damage per occurrence.

          (c)  Worker's   Compensation   Insurance  with  statutory  limits  and
     Employer's Liability Insurance with limits of not less than $1,000,000 for each accident.

          (d) Professional Liability (errors and omissions) insurance of not less than $1,000,000 for each occurrence, with endorsement evidencing coverage for contractual liability.

          (e) All foregoing insurance shall provide for an effective date no later than the Effective Date of this Agreement. Bright PCS and BTS Company agrees to maintain such coverage in effect without interruption on an annual basis for so long as this Agreement is in effect. Bright PCS shall be included as an additional insured on BTS Company's Commercial General Liability insurance, and BTS Company shall be included as an additional insured on Bright PCS's Commercial General Liability insurance. Bright PCS and BTS Company agree to obtain such insurance from nationally recognized carriers at commercially reasonable rates. Bright PCS's and BTS Company's obligations under this Agreement, including its indemnification obligations under Section 2.12, will not be affected by obtaining or the failure to obtain any insurance coverage required under this Section 2.11.

          (f) Bright PCS and BTS Company shall each provide the other with Certificates of Insurance from its insurance agent or broker or insurance company evidencing the above coverage and limits.

          (g) All insurance policies required to be maintained hereunder shall be issued by companies that hold a current rating of not less than "A", according to Best Key Rating Guide, unless this requirement is expressly waived in writing by the other party.

     2.12   INDEMNIFICATION.   The  following   indemnities  shall  survive  the
expiration or termination of this Agreement:

          (a) By Bright PCS. Bright PCS shall indemnify and hold harmless BTS Company, its Affiliates, directors, officers, shareholders, agents, and employees thereof from and against any fine, penalty, loss, cost, damage, injury, claim, expense (including reasonable attorney and other professional fees and costs and all reasonable fees and costs associated with enforcing this indemnification), or liability incurred by BTS Company as the result of any act, error, omission, non-performance by negligence, or wrongful act of Bright PCS arising directly out of the performance of this Agreement, including any election by Bright PCS to pursue certain rights under this Agreement.

          (b) By BTS Company. BTS Company shall indemnify and hold harmless Bright PCS, its Affiliates, directors, officers, shareholders, agents, and employees thereof from and against any fine, penalty, loss, cost, damage, injury, claim, expense (including reasonable attorney and other professional fees and costs and all reasonable fees and costs associated with enforcing this indemnification), or liability incurred by Bright PCS as the result of any act, error, omission, non-performance by negligence, or wrongful act of BTS Company arising directly out of the performance of this Agreement, including any election by BTS Company to pursue certain rights under this Agreement.

          (c) Notwithstanding anything to the contrary contained in this Section 2.12, the indemnity obligations of either party hereto will not apply to any injury, loss, damage, liability, penalty or obligation (or any claim in respect of the foregoing) resulting from the negligence or intentional misconduct of the other party hereto or such of such other party's agents, employees or contractors. To the fullest extent permitted by law, all claims against the other party for lost profits or earnings or other indirect or consequential damages otherwise recoverable under applicable law as a result of the breach of this Agreement or otherwise pursuant to the foregoing indemnity, provisions are hereby waived by the aggrieved party.

     2.13 ASSIGNMENT AND SUBLEASING. BTS Company may not assign this Agreement, in whole or in part, without Bright PCS's prior written consent except as collateral in connection with BTS Company's financing. BTS Company may, however, subject to the terms of the MSA, sublease any particular Site to another entity. Bright PCS may assign all or a portion of its rights hereunder to: (a) any corporation resulting from any merger, consolidation or other reorganization to which Bright PCS is a party; (b) any corporation, partnership, association or other person to which Bright PCS transfers all or substantially all of the assets and business of Bright PCS existing at such time; or (c) any Affiliate of Bright PCS; provided, however, that in the event of an assignment, Bright PCS shall remain liable for its obligations hereunder. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

             III. CONSTRUCTION, CONSTRUCTION MANAGEMENT AND PROGRAM
                               MANAGEMENT SERVICES

     3.1 CONSTRUCTION AND CONSTRUCTION MANAGEMENT. BTS Company shall perform the services set forth on Schedule "B" attached hereto (all of which shall be hereinafter referred to collectively as the "Construction Management Services") for Bright PCS, for each site chosen within each of the Search Rings assigned. All sites for which BTS Company will perform Construction Management Services shall hereinafter be referred to as the "CMS Sites."

     3.2 PROGRAM MANAGEMENT SERVICES. In connection with, and as a tracking and indexing mechanism for its provision of Site Acquisition and Construction Management Services pursuant to this Agreement, BTS Company shall develop, implement and maintain a deployment plan which tracks all activities and costs associated with the performance of Site Acquisition Services and Construction Management Services for each Site in accordance with the following procedures:

          (a) BTS Company shall develop and implement a quality assurance program which ensures that all activities are performed to such quality standards as may be established from time to time by Sprint Spectrum, L.P.

          (b) BTS Company shall develop and implement comprehensive reporting mechanisms so that detailed site progress is tracked on a weekly basis, and complete reports are provided when required by Bright PCS, not less frequently than once per week.

          (c) BTS Company shall develop and implement a comprehensive filing system that ensures that all relevant site information is organized and available. BTS Company shall seek to use electronic means whenever available. BTS Company shall ensure the physical security of the filing system.

          (d) BTS Company shall manage and coordinate interaction among site acquisition construction, management, and the A&E firm.

          (e) BTS Company shall manage and coordinate interactions between the infrastructure development staff (site acquisition and construction management) and other disciplines involved in the system deployment (e.g., RF engineering, network engineering, marketing).

        IV. DESIGN AND CONSTRUCTION OF WIRELESS COMMUNICATIONS FACILITIES

     4.1 APPROVAL OF PLANS AND SPECIFICATIONS. BTS Company shall be responsible for constructing the tower platforms, ice bridges, towers, fencing, grounding systems, power and telephone connections to a central demarcation point within the tower compound, and a concrete equipment pad as specified by site diagrams for Bright PCS's equipment and battery back-up ("Tower Facilities"). BTS Company shall prepare and deliver to Bright PCS for its approval three copies of prototype, standard plans ("Plans") and construction specifications ("Specifications") for the construction of prototype Tower Facilities. The Plans and Specifications shall be delivered to Bright PCS at least fourteen (14) business days prior to obtaining the building permit on a Site. Within ten (10) days after receipt of the Plans and Specifications, Bright PCS shall either approve such Plans and Specifications or deliver to BTS Company detailed written objections thereto. Bright PCS shall approve the Plans and Specifications if they meet the minimum specifications set forth by Bright PCS in its Search Ring; provided, however, that Bright PCS shall not be required to approve the Plans and Specifications if BTS Company's Plans and Specifications contemplate tower height or loading in excess of what was contemplated in Bright PCS's Search Ring minimum specifications, and such excess would cause a material delay in BTS Company obtaining governmental approvals with respect to the applicable Site, and such delay would materially delay Bright PCS's anticipated installation date for its Equipment (as hereinafter defined) on such Site.

     4.2 CHANGE ORDERS. Bright PCS shall have the right to issue reasonable change orders to BTS Company on any given Site provided that such changes are tendered to BTS Company in writing thirty (30) days prior to the submittal of the applicable building permit application for the Tower Facilities which are affected by the change order and further provided that Bright PCS pays the increase in the cost of construction of the Tower Facilities attributable to such change orders.

     4.3 DEFINITION OF CONSTRUCTION COSTS. As used herein, Construction Costs shall mean those costs which are the responsibility of BTS Company under this Agreement and which shall include the costs of materials and labor used in the construction of the Tower Facilities, payments made to contractors and subcontractors performing construction work in connection with the Tower

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

Facilities including but not limited to the cost of materials, labor, expenses associated with the lease of equipment used in construction, the cost of any tower lighting system, the cost of all site work required for the property or the easement, the cost incurred in extending utilities to the Property including the cost incurred in obtaining any grants of easements for ingress, egress or utilities over real property, owned by persons or entities other than the prime lessor, supplies, reasonable travel expenses, cost of overhead incurred by contractors in the performance of this Agreement, fees for building permits, licenses and inspections, fees or assessments imposed by local, state or federal governmental entities including but not limited to the FCC and FAA, insurance premiums paid by BTS Company during the construction period, recording fees and filing fees, fees and payments on construction, interim or permanent financing, mortgage brokerage fees, fees of engineers, surveyors, architects, attorneys and others providing professional services, brokerage commissions, and premiums for contractor's faithful performance and or mechanic's lien bonds ("Construction Costs"). Construction Costs shall not include the cost of Bright PCS's Equipment (as used herein, "Bright PCS's Equipment" shall mean all antennas, microwave antennas, hardware and lines, GPS antennas, hardware and lines, coaxial cable, jumpers, connectors, waterproof kits, hoisting grips, mounting brackets, generators, battery backup kits, BTS equipment and BTS mounting platforms or equipment) or any costs associated with the delivery or installation of Bright PCS's Equipment. Bright PCS shall be solely responsible for purchasing Bright PCS's Equipment, the delivery and installation of Bright PCS's Equipment and the costs associated with these goods and services.

     4.4 COVENANT TO CONSTRUCT. BTS Company shall act with due diligence to construct the Tower Facilities at minimum in accordance with Bright PCS's minimum specifications. BTS Company shall use due diligence to obtain all necessary permits and approval of the Plans from all applicable governmental agencies. BTS Company will install Bright PCS's Equipment to agreed upon specifications, perform sweep tests and document results meeting or exceeding Bright PCS's standards and set Bright PCS's BTS equipment and connect to grounding system and provide resistance to ground tests yielding 5 ohms or less for a fee which is defined in Schedule "C" of this Agreement. BTS Company shall provide conduit for electrical and telephone connections from central demarcation point to Bright PCS's BTS Equipment location and will pull coaxial cables into the "doghouse" and install jumpers. Bright PCS shall be responsible for connecting power, telephone and coaxial cable jumpers to Bright PCS's BTS equipment. BTS Company will provide warehouse space for storage and staging of Bright PCS and BTS Company's Equipment.

     4.5. COMMENCEMENT OF CONSTRUCTION. BTS Company shall make reasonable and diligent efforts to complete the construction of an individual Tower Facility within sixty (60) days after Bright PCS executes an SLA for the Site upon which the Tower Facilities are to be constructed. BTS Company shall have no obligation to commence construction of the Tower Facility at a Site unless and until an SLA has been properly executed by Bright PCS for that Site. In the event that BTS Company reasonably anticipates that the construction of a particular Tower Facility at a Site cannot be completed within sixty (60) days after execution of an SLA, BTS Company and Bright PCS shall act reasonably in agreeing upon an alternate number of days which will be required to complete construction. In the event that BTS Company fails to complete the construction of any Tower Facility within thirty (30) days of the date on which such Site was scheduled to be completed (as such scheduled completion date may have been extended pursuant to the previous sentence), BTS Company shall pay to Bright PCS as liquidated damages the sum of [***] for each day on which the Tower Facility has not been completed after the scheduled completion date (as such scheduled completion date may have been extended pursuant to the previous sentence) unless Bright PCS elects to terminate this Agreement pursuant to Section 2.4(c) in which event the liquidated damages provided for herein shall cease to accrue on the effective date of such termination. Except as provided in Section 2.4(c) herein, these liquidated damages shall be Bright PCS's sole remedy, in the event that BTS Company fails to meet such construction deadline.

     4.6. MANNER OF CONSTRUCTION. BTS Company represents, warrants and agrees that the Tower Facilities shall be constructed in a good and workmanlike manner and at a minimum in accordance with Bright PCS's minimum specifications and all applicable federal, state and local laws, ordinances, rules and regulations. BTS Company warrants to Bright PCS that all materials furnished in connection with the construction of the Tower Facilities will be new unless otherwise specified, and that such construction will be of good quality in accordance with industry standards, free from faults and patent defects. The warranties contained in this
Section 4.6 shall run for a period of six (6) months from the SLA Commencement Date, as defined in the MSA.

     4.7. NO LIENS. BTS Company shall keep the Tower Facilities free of all liens and claims arising out of or related to the performance of the construction, all liens and claims of any contractor, subcontractor, laborer, mechanic or materialman for labor performed or material finished in connection with the performance of the construction. In the event any such lien is recorded against the Site, the BTS Company shall, within thirty (30) days after its receipt of notice that such a lien has been recorded, either (a) have such lien released of record, or (b) deliver to Bright PCS a bond, in form, content and amount, and issued by a surety, reasonably satisfactory to Bright PCS, indemnifying Bright PCS against all costs and liabilities resulting from such lien.

     4.8. NOTIFICATION OF COMPLETION. BTS Company shall notify Bright PCS of (i) the expected date for substantial completion of the Tower Facilities at least fifteen (15) days before that date, and (ii) the date when the Tower Facilities have been substantially completed ("Notice of Completion"). Within three (3) business days after the Notice of Completion, Bright PCS shall deliver to BTS Company a list of items ("Punch List") that Bright PCS deems necessary, that BTS Company complete or correct in order for the Tower Facilities to be completed in accordance with Bright PCS's minimum specifications for the applicable Search Ring. The Tower Facilities shall be deemed accepted by Bright PCS if a Punch List is not received by BTS Company within three (3) business days of the date of Notice of Completion. In the event that Bright PCS delivers a Punch List to BTS Company, the notification process set forth in this section shall be iterated until the Tower Facilities have been completed in accordance with Bright PCS's minimum specifications for the applicable Search Ring and any approved Change Orders.

                  V. REPRESENTATIONS, WARRANTIES AND COVENANTS

     5.1 MUTUAL REPRESENTATIONS, WARRANTIES AND COVENANTS. Each party represents and warrants to the other party, which representations and warranties shall continue for the term of the Agreement and the consummation of the transactions herein contemplated, that:

          (a) it has full power and authority to execute and perform under the Agreement;

          (b) the execution, delivery and performance of the Agreement have been duly authorized by all necessary action on the part of such party and the Agreement is binding and enforceable against such party in accordance with its terms.

     The parties covenant and agree to use their best efforts to cooperate with each other in the performance of their respective obligations under the Agreement, and to take no action that will interfere with the performance by the other party of such obligations.

     5.2 BTS COMPANY'S REPRESENTATIONS, WARRANTIES, AND COVENANTS.

          (a) BTS Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and that, as of the Effective Date, it is qualified to do business in and is in good standing under the laws of the following states: Ohio, Kentucky, West Virginia, Tennessee.

          (b) BTS Company warrants it shall perform the Site Acquisition Services in accordance with the current standards of care and diligence normally practiced by recognized firms in performing services of a similar nature. If, during the six (6) month period following the completion of any of the Site Acquisition Services, Bright PCS observes that the Site Acquisition Services or a portion of the Site Acquisition Services were incompletely or incorrectly performed and notifies BTS Company of the same within that period, BTS Company shall promptly complete or correct such Site Acquisition Services without cost or expense to Bright PCS.

          (c) BTS Company shall comply with all local, municipal, state, federal, and governmental laws, orders, codes, and regulations applicable to BTS Company's provision of Site Acquisition Services. BTS Company has all necessary licenses to perform the Site Acquisition Services and shall provide copies of same to Bright PCS.

     5.3 BRIGHT PCS'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

          (a) Bright PCS represents and warrants that all information which it shall provide to BTS Company in connection with BTS Company's performance of Site Acquisition Services hereunder shall be true and complete in all material respects.

          (b) Bright PCS covenants that, in a timely fashion, it shall provide all information which BTS Company reasonably requests, not otherwise freely

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

     available to BTS Company, deemed necessary or desirable by BTS Company in the course of its provision of the Site Acquisition Services, including, but not limited to, information to be supplied in connection with the zoning, permitting or construction process.

          (c) Bright PCS is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio and as of the Effective Date, it is qualified to do business in and is in good standing under the laws of the following states: Ohio, Kentucky, West Virginia, Tennessee.

          (d) Notwithstanding anything to the contrary contained in this Agreement, the terms of this Agreement shall apply only to Region 1. Bright PCS represents and warrants that Bright PCS shall not issue any Search Rings to any entity during the Site Acquisition Term in Region 2 (as defined in the MSA). This Agreement does not apply to Region 2 as a result of this representation. In the event that Bright PCS issues a Search Ring to any entity in Region 2 during the Site Acquisition Term, such Search Ring and all other Search Rings issued in Region 2 shall be subject to the exclusivity provisions of Section 1.7, except that (i) the Rent (as defined in the MSA) for BTS Sites within such Region 2 Search Rings shall be [***] a month subject to a three percent (3%) annual increase; and (ii) Bright will be required to execute an Antenna Site Agreement substantially similar to the form attached as Exhibit B to the Master Site Agreement dated as of August 17, 1999, by and between BTS Company and Horizon Personal Communications, Inc. ("Horizon MSA"), to lease space on 20 tower sites owned by BTS Company in Region 2 for [***] monthly Rent, subject to a 3% annual increase and an initial one (1) year abatement, to the extent Horizon has not already done so pursuant to the Horizon MSA.

     5.4 CONFIDENTIAL INFORMATION.

          (a) USE OF CONFIDENTIAL INFORMATION. In order to permit the parties to perform their respective obligations under this Agreement, each party may, from time to time, disclose to the other confidential or proprietary information. Such confidential or proprietary information and the terms of this Agreement shall constitute "Confidential Information." Each party shall use all Confidential Information solely for the purpose of performing its obligations under this Agreement. Neither party shall disclose to any other person other than employees or agents of the party who agree, in writing, to be bound by an equivalent undertaking, any Confidential
     Information. BTS Company agrees not to disclose any of Bright PCS's Confidential Information or any information pertaining to the Sites to a competitor of Bright PCS. Bright PCS agrees not to disclose any of BTS Company's Confidential Information or any information pertaining to the Sites to a competitor of BTS Company.

          (b) EXCEPTIONS. The aforementioned restrictions shall apply to all Confidential Information with the exception of the following:

               (i) Confidential Information which is made public by either party while performing under this Agreement or which otherwise is or hereafter becomes part of the public domain through no wrongful act, fault, or negligence on the part of the other party;

               (ii) Confidential Information which a party can reasonably demonstrate is already in such party's possession and not subject to an existing agreement of confidentiality;

               (iii) Confidential Information which is received from a third party without restriction and without breach of an agreement with Bright PCS or BTS Company;

               (iv) Confidential Information which is independently developed by a party as evidenced by its records; or

               (v) Confidential Information which either party is required to disclose pursuant to a valid order of a court or other governmental body or any political subdivision thereof, provided that, to the extent that it may lawfully do so, the disclosing party shall provide the affected party with immediate written notice of the nature of the required disclosure and shall, where appropriate, provide that party with the opportunity to interpose an objection or obtain a protective order restricting the use and disclosure of the Confidential Information; or

               (vi) in defense of a legal action or otherwise required by a governmental agency or applicable law.

          (c) MARKETING OF SITES. Notwithstanding the foregoing, nothing contained herein shall be construed to prevent BTS Company from marketing space on the Tower Facilities to be constructed on a particular Site after the Ground Lease has been executed by the ground lessor and BTS Company.

             VI. OWNERSHIP OF WORK PRODUCT AND INTELLECTUAL PROPERTY

     6.1 OWNERSHIP OF WORK PRODUCT. BTS Company shall promptly disclose to Bright PCS all written work product generated in the course of performing Site Acquisition Services and all facts respecting such work product (the "Work Product"). To the extent that Bright PCS pays BTS Company for the Work Product, BTS Company hereby assigns to Bright PCS all of BTS Company's right, title and interest in Work Product, including without limitation all engineering or architectural drawings and specifications developed by BTS Company in connection with the Site Acquisition Services and all intellectual property rights embodied therein. In addition, to the extent that Bright PCS pays BTS Company for the corresponding Work Product, all inventions, discoveries, and other intellectual properties, whether or not patentable, that are conceived or reduced to practice by BTS Company in connection with the Site Acquisition Services, are the sole property of Bright PCS, and BTS Company hereby fully and forever assigns same to Bright PCS.

     In addition, to the extent that Bright PCS pays BTS Company for the corresponding work product, all materials that BTS Company develops and delivers to Bright PCS pursuant to this Agreement shall become the sole and exclusive property of Bright PCS without limitation. BTS Company agrees to execute all documents and to take all steps that Bright PCS deems necessary or desirable to protect Bright PCS's ownership and property rights of these materials.

     No  Implied  Rights or  Licenses.  Except  as  provided  elsewhere  in this
Agreement, no rights or licenses to the Work Product or Bright PCS's Confidential Information or to trademarks, inventions, copyrights, or patents embodied therein are implied or granted under this Agreement.

     6.2 OWNER'S RIGHT TO COMPLETE WORK. If BTS Company defaults or neglects to carry out any of its obligations, or takes any action, or omits to do anything which endangers safety, or risks damage or injury to persons or property and fails within a five (5) day period after receipt of reasonable detailed written notice from Bright PCS not to commence and continue correction of such default or neglect with diligence and promptness, Bright PCS may correct all such work, omissions, or deficiencies, and Bright PCS shall be entitled to recover costs and expenses, including reasonable attorneys' fees, pertaining thereto from BTS Company. This remedy provided for in this Section 6.2 shall be in addition to, and not in lieu of any other right or remedy which may be afforded to Bright PCS herein or under applicable law.

                             VII. DISPUTE RESOLUTION

     7.1 ARBITRATION PROCEDURE. If the parties in this Agreement are unable to resolve any dispute arising out of or relating to this Agreement, either party, may refer such dispute for resolution by final and binding arbitration. The party submitting a dispute to arbitration shall give notice thereof to each other party to such dispute and to the President of the American Arbitration Association, who shall select an arbitrator (the "Arbitrator") who (i) has expertise and at least five years' experience in matters directly involved with the type of services to be performed under this Agreement in the geographic area in which the obligations hereunder are to be performed, (ii) certifies to all parties that he/she is independent of the parties to the dispute and will be able to render an impartial decision, and (iii) agrees to proceed in accordance with the applicable provisions of this Section 7.1.

     The Arbitrator shall hold one or more hearings to begin within fifteen (15) days of his/her selection, shall furnish a written decision within forty-five
(45) days of his/her selection, and shall provide an opinion demonstrating the basis for such decision. The Arbitrator may also attempt to mediate the dispute between parties if requested to do so by both of the parties.

     The parties hereto agree to exchange promptly any and all relevant documentation as the Arbitrator may order. All arbitration proceedings hereunder shall be conducted in private, and each party hereby agrees to maintain the confidentiality of the enforcement of the award. All arbitration hearings or mediation sessions are to be held in the Chillicothe, Ohio area unless otherwise agreed by the parties, and arbitration hearings need not be conducted in accordance with formal rules of evidence.

     The Arbitrator may determine the procedure for hearings which may, but need not, include (a) direct testimony of witnesses; (b) cross-examination of witnesses; (c) submission of sworn statement or affidavits; (d) consideration of relevant documents; and (e) consideration of other matters which the Arbitrator considers to be helpful in making his/her decision.

     7.2 COST OF ARBITRATION. The Arbitrator's fees and other expenses associated with arbitration shall be borne equally by the parties, unless the Arbitrator finds that the position of one party is frivolous or unreasonable, in which case the Arbitrator may require the offending party to pay all fees and expenses (or some disproportionate amount) associated with the arbitration.

     7.3 CONTINUED PERFORMANCE. At all times during the course of arbitration proceedings, the parties shall continue in good faith to perform their respective obligations under this Agreement, to the extent such obligations are not in dispute. If a disputed issue is impeding continued performance by either party, the Arbitrator may adopt an expected schedule upon request of either party. Notwithstanding the foregoing, should BTS Company not be paid in timely fashion for any Site Acquisition Service not disputed and not subject to arbitration proceedings, BTS Company may suspend its performance of such Site Acquisition Service.

     7.4 AWARD ENFORCEMENT. The arbitrator may award monetary damages and/or make a binding order, and the parties hereby agree that an award of the Arbitrator hereunder may be enforced by either party in the United States District Court which has jurisdiction over matters arising in Chillicothe, Ohio.

     7.5 THIRD PARTY GUARANTEES AND WARRANTIES. If any of the Site Acquisition or Construction Management Services requires the purchase of equipment or materials or the procurement of services, BTS Company shall make reasonable efforts to obtain from all vendors and subcontractors commercially reasonable guarantees and Warranties with respect to such equipment, materials and services. BTS Company's liability with respect to such equipment and materials obtained from vendors or services from subcontractors shall be limited to procuring guarantees from such vendors or subcontractors and rendering all reasonable assistance to Bright PCS as part of the Site Acquisition Services for the purpose of enforcing the same.

     7.6 PERMITS. BTS Company shall (without additional compensation) keep current all governmental permits (other than Building Permits), certificates, and licenses (including professional licenses) required by law to be in BTS Company's name necessary to perform the Site Acquisition Services.

     7.7 PUBLICITY. Neither party shall make news releases or issue other advertising pertaining to the Site Acquisition Services or this Agreement without prior written approval of the other party; provided, however, that both parties agree to either approve or deny such news release or advertising within two (2) business days of the request for approval from the other party. In the event a party fails to either approve or deny such news release or advertisement within two (2) business days, such news release of advertisement shall be deemed approved.

     7.8 NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly delivered and effective upon receipt if personally delivered, or on receipt if mailed by prepaid overnight express service, addressed to the following (or other addresses as the parties hereto may designate):

     if to Bright PCS, to:                      If to BTS Company, to:

     Bright PCS
     68 East Main Street                        SBA Towers, Inc.
     P.O. Box 5050                              One Town Center Road, 3rd Floor
     Chillicothe, Ohio 45601-0480               Boca Raton, FL 33462
     Attn: Vice President Technology            Attn: General Counsel

     7.9 BINDING EFFECT. The Agreement shall be binding upon and enforceable by, and inure to the benefit of, successors, assigns, and transferees of the parties.

     7.10 FURTHER ASSURANCES. The parties shall execute and deliver such further instruments and perform such further acts as may reasonably be required to carry out the intent and purposes of this Agreement.

     7.11 CHOICE OF LAW. The Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, excluding the conflict of law provisions thereof.

     7.12 WAIVER. The failure of either party to insist upon strict performance of any obligation hereunder, irrespective of the length of time for which such failure continue, shall not be a waiver of such party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

     7.13 SEVERABILITY. In case any term of this Agreement shall be held invalid, illegal, or unenforceable in whole or in part, neither the validity of the remaining part of such term nor the validity of the remaining terms of this Agreement shall in any way be affected thereby.

     7.14 READINGS. All section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

     7.15 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the context may require.

     7.16  COUNTERPARTS.   This  Agreement  may  be  signed  in  any  number  of
counterparts, each of which shall be considered an original and all of which taken together shall constitute one and the same instrument.

     7.17 MODIFICATION; AMENDMENT; ADDITIONAL SERVICES. This Agreement may be amended only by a written instrument executed by an officer or authorized representative of each of the parties. In the event that the parties, at any time, desire BTS Company to provide services other than the types of those provided for in this Agreement, then, at such time, the parties shall execute an amendment to Sections III and IV of this Agreement, describing such services and the payment to be made therefor in a manner substantially similar to the manner in which Site Acquisition Services and payment for Site Acquisition Services are presently described therein. In the event that the parties so amend this Agreement, the Agreement, as amended, shall continue in full force and effect thereafter.

     7.18 CONSTRUCTION OF AGREEMENT. This Agreement shall be interpreted according to its plain meaning and shall not be strictly construed against either party.

     7.19 ENTIRE AGREEMENT. This Agreement and the MSA which is executed simultaneously herewith between Bright PCS and BTS Company contain the entire understanding between and among the parties and supersede any prior understandings and agreements among them respecting the subject matter of this Agreement.

     7.20  FACSIMILE  SIGNATURE.   Notwithstanding   anything  to  the  contrary
contained in this Agreement, faxed signatures on this Agreement shall be binding as though such signatures were original ink signatures.

     7.21 NO BROKERS; INDEMNIFICATION FROM BROKER'S FEES. Bright PCS and BTS Company hereby represent, agree and acknowledge that no broker or other person is entitled to claim or to be paid a commission as a result of the execution and delivery of this Agreement. Each of the parties shall indemnify, defend and hold the other party harmless for all claims, damages, liabilities and expenses (including attorney's fees) arising from a misrepresentation arising from the first sentence of this paragraph.

     IN WITNESS WHEREOF, BTS Company and Bright PCS have duly executed and delivered this Agreement. The party last executing this Agreement shall insert the date of such execution on the first page hereof, which date shall be the date of this Agreement.

BTS COMPANY:                                 BRIGHT PCS

SBA TOWERS, INC.

By:      /s/                                 By:      /s/
   _________________________________            ______________________________
Title: CFO, Sr. Vice President               Name:    Mark J. Rekers

Attest: Robert Grobstein, Asst. Sect.        Title:   Secretary

[CORPORATE SEAL]

                                  SCHEDULE "A"
                            SITE ACQUISITION SERVICES

1. Search Ring Background Workup. BTS Company shall prepare a zoning, construction, and land use analysis of the geographic area covered by each Search Ring, which will include, at a minimum:

     a.   Listing of all state and local jurisdictions;

     b.   Zoning process descriptions;

     c. Zoning maps in both hardcopy and softcopy formats, to the extent possible;

     d.   Zoning application forms, and estimates of necessary fees;

     e.   Zoning meeting schedules;

     f. Sample construction and land use permit applications, forms, estimates of necessary fees, identity of permitting authorities and their various meeting schedules;

     g. Contact information (name, address, affiliation, phone, e-mail and fax) for key zoning, construction, and land use permitting personnel;

     h. Background report on community awareness, issues, and concerns related to PCS infrastructure deployment;

     i.   Identified Federal Aviation Administration (FAA) restrictions;

     j.   Identified environmental restrictions.

2.   Site Identification, Acquisition, Zoning and Permitting.

     a. BTS Company shall identify at least two possible locations on which a Collocation Site or a BTS Site could be located within each Search Ring. Each candidate Site shall be submitted to Bright PCS, which will certify in writing to BTS Company whether each such Site meets Bright PCS's requirements within ten (10) days of such submission. Submission of the Site shall be made to the person designated by Bright PCS from time to time. Bright PCS shall designate one of the candidate Sites as the Preferred Candidate.

     b. BTS Company shall negotiate the purchase or lease of the Preferred Candidate within each Search Ring. If the Preferred Candidate is a BTS Site, the purchase or lease agreement for such Site shall be between the landowner and BTS Company and shall be on terms and conditions substantially similar to the agreement which is attached hereto as Exhibit "B" (hereafter the "Ground Lease"). In no event shall BTS

          Company agree to material modifications to the provisions set forth in paragraph 35 of the Ground Lease without Bright PCS's prior written approval. In the event that the Preferred Candidate is a Collocation Site, the lease for such Site shall be between the landowner and Bright PCS. The purchase and lease terms for each Collocation Site shall, upon completion of their negotiation by BTS Company, be submitted to Bright PCS in writing, and Bright PCS shall accept or reject same, in writing (acceptance may be by execution of documents presented, if appropriate).

     c. For all BTS Sites, BTS Company shall conduct a thorough title investigation in accordance with generally accepted industry standards to ensure that BTS Company has a valid and enforceable leasehold interest in the Site and that the intended use of such Site is not prohibited or unreasonably restricted. For Collocation Sites, BTS Company shall, at the express written direction of Bright PCS, order title abstracts, coordinate a full title search, and/or obtain title insurance.

     d. For all BTS Sites, BTS Company shall have a Phase I environmental assessment and a NEPA analysis conducted to ensure that the site is free from environmental contamination and that construction of the Site does not require FCC approval. At the express written direction of Bright PCS, BTS Company shall coordinate a "Phase I" or other environmental surveys for approved and accepted Collocation Sites.

     e. BTS Company shall obtain all land use permits and/or zoning variances required for each approved and accepted Site if any are necessary. If no approvals or variances are required, BTS Company shall provide proof thereof. In connection with obtaining these approvals and variances, BTS Company shall:

          i.   Submit complete zoning applications with all necessary exhibits;

          ii. Attend necessary meetings, including zoning hearings, planning meetings, and community meetings, as a representative of Bright PCS;

          iii. Coordinate community outreach programs, expert witness testimony, and other measures which may be required to assure the zoning, construction, and land use of approved and accepted Sites.

          iv. Secure all required construction permits on behalf of BTS Company and Bright PCS.

     3.   Documentation of Site Acquisition Services.

          BTS Company shall maintain a comprehensive record (both hard copy and electronic copy, when available) indexed by Site, which shall include the following elements, at a minimum:

          a. Site Survey Report for each of the Sites presented to Bright PCS for approval, consisting of property name, address, latitude, longitude, photos, site owner or property manager, contact information, and proposed lease rate or purchase price;

          b. For each of the approved and accepted Sites, the fully executed lease agreement or purchase document with all exhibits;

          c. For each of the approved and accepted Sites, the copy of zoning, construction, and land use applications and zoning variance requests, if any, with all exhibits;

          d. For each of the approved and accepted Sites, the copy of the land use permits;

          e. For each of the approved and accepted Sites, the Landlord approval of construction plans, and other indicia of compliance with lease terms;

          f For each of the approved and accepted Sites, copy of the construction permits.

     4.   Organizational Interfaces.

          a. BTS Company shall designate one or more points of contact, as it deems efficient, in order to communicate effectively with Bright PCS. BTS Company shall obtain Bright PCS's explicit approval before obligating Bright PCS financially, contractually, or otherwise.

          b. BTS Company shall coordinate the activities of the Architectural and Engineering (A&E) firms during the site acquisition phase, to include the development of site-specific drawings for landlord approval and for zoning purposes.

          c. BTS Company shall coordinate all site visits during the site acquisition phase, to include at a minimum: site surveys, technical team visits, drive tests, construction surveys, A&E surveys, geotechnical surveys, and environmental surveys.

          d.   BTS  Company  shall  work  to  ensure  a  smooth   transition  of
               site-related activities from Site Acquisition to Construction Management.

          e. BTS Company shall procure on behalf of Bright PCS required discretionary (zoning, construction and land use) entitlements and other permits, including building permits required for completion of Sites from state and local government authorities and from agencies of the United States Government, other than the Federal Communications Commission ("FCC").

          f. BTS Company will from time to time provide Bright PCS with such financial information as Bright PCS deems reasonably necessary to track costs associated with the development of the Sites.

                                  SCHEDULE "B"
                        CONSTRUCTION MANAGEMENT SERVICES

The Construction Management Services to be performed by BTS Company are as follows:

     1. For all approved and accepted Sites, BTS Company shall, as required by Bright PCS, continue its installation of Bright PCS's Equipment on such Sites by acting as the construction manager in the capacity of general contractor to Bright PCS.

     2. The Minimum Construction Management Services which BTS Company shall perform include:

          a. Ordering and permitting access and delivery for the installation of commercial electrical power.

          b.   Permitting  access  to,  arranging  for,   scheduling   accepting
               delivery of telephone service as ordered to be installed by BTS Company.

          c. Management and supervision of day-to-day construction activities, including

               i.   Site access preparation;

               ii.  Site preparation;

               iii. Electrical connection power, and grounding;

               iv.  Antenna mounting and coaxial routing and mounting;

               v.   Placement of OEM equipment;

               vi.  Safety and OSHA compliance.

     3.   BTS Company Operating Standards.

          a.   All  construction  activities  shall  fully  comply  with  Sprint
               Spectrum, L.P.'s standards for quality, as well as with all local, state, and national codes and laws.

          b. BTS Company shall present and fully implement a comprehensive safety program. BTS Company shall demonstrate its corporate safety record. BTS Company shall document and report safety hazards, environmental concerns, and other abnormal situations immediately.

     4.   Subcontractor and Supplier Management.

          a. BTS Company shall select all subcontractors and suppliers. BTS Company shall develop subcontractor and supplier selection standards. BTS Company shall implement a subcontractor and supplier election process that reflects the best interests of Bright PCS at all times.

          b. BTS Company shall maintain full responsibility to Bright PCS for quality, cost, delivery, and performance of all subcontractor and supplier goods and services.

     5.   Materials Management.

          a. Bright PCS shall provide the following materials FOB at BTS Company's warehouse location as identified from time to time, but initially located in Fort Wayne, Indiana: All Antennas, microwave antennas, hardware and lines, GPS antennas, hardware and lines, Coaxial Cable, Jumpers, Connectors, Waterproof Kits, Hoisting Grips, Mounting Brackets, Generators, Battery Backup kits, BTS equipment and BTS Mounting platforms or equipment.

          b. BTS Company will provide at its cost and retain possession of at expiration or earlier termination of the relevant site lease, tower platforms, ice bridges, towers, fencing, grounding systems, power and telephone connections to a central demarcation point within the tower compound, and a concrete equipment pad as specified by site diagrams for Bright PCS's BTS Equipment and Battery Backup.

          c. BTS Company will install each of the foregoing to agreed upon specifications, perform sweep tests and document results meeting or exceeding Bright PCS standards and set Bright PCS BTS equipment and connect to grounding system and provide resistance to ground tests yielding 5 ohms or less, for a fee defined in Schedule "C". BTS Company shall provide conduct for electrical and telephone connections from central demarc point to Bright PCS's BTS Equipment location and will pull coaxial cables into the "doghouse" and install jumpers. Bright PCS shall be responsible for connecting power, telephone and coaxial cable jumpers to Bright PCS's BTS equipment.

          d. BTS Company will provide warehouse space for storage and staging of Bright PCS and BTS Company's equipment and will implement inventory control and security processes acceptable to Bright PCS.

     6. Final Deliverables. As the final deliverable of its Construction Management Services, BTS Company shall deliver to Bright PCS a written

          Closeout Report for each CMS site within 10 days of completion, which shall include a thorough and fully approved close out package of all Sites. Close out activities shall include, but are not limited to final inspection, punch list development and resolution, and final walk-through and inspection with Bright PCS. BTS Company shall not have completed close out until it has received notice from Bright PCS of completed close out following final walk-through and inspection, which notice shall not be unreasonably withheld.

     7. Documentation of Construction Management Service. BTS Company shall maintain comprehensive records for each site for which it performs Construction Management Services, indexed by CMS Site, which shall include the following, at a minimum:

          a.   land use permit,

          b.   construction and related permit,

          c.   current construction status,

          d. detailed financial accounting records, including but not limited to, approved purchase orders price quotations and selections criteria; and verification of goods or services received.

     8.   Organizational Interfaces.

          a. BTS Company shall designate one or more points of contact, as it deems efficient, in order to communicate effectively with Bright PCS. BTS Company shall obtain Bright PCS's explicit prior written approval before obligating Bright PCS financially, contractually, or otherwise.

          b. BTS Company shall coordinate the activities of the Architectural and Engineering (A&E) firms during the construction phase, to include ensuring that basic site drawings provided by Bright PCS are tailored to the specific requirements of individual Sites.

          c.   BTS  Company  shall   coordinate   all  site  visits  during  the
               construction  phase,  to  include  at a  minimum:  site  surveys, technical team visits, drive tests, construction surveys, architectural and engineering surveys, geotechnical surveys, and environmental surveys.

          d. BTS Company shall from time to time provide Bright PCS with such financial information as Bright PCS deems reasonably necessary to track costs associated with the development of the Sites.

          e. BTS Company shall coordinate its Construction Management Services with Bright PCS to insure that each Site delivered by BTS Company pursuant to the terms of this Agreement shall be ready for delivery and installation of equipment in accordance with Bright PCS's equipment vendor contracts, and that all conditions to such equipment vendor's installation of equipment and performance of services on a Site shall have been fulfilled. No Site shall be deemed completed unless it has been delivered to Bright PCS in accordance with the terms of this Section.

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE "C"
   PAYMENT FOR SITE ACQUISITION SERVICES AND CONSTRUCTION MANAGEMENT SERVICES

PAYMENT

     A.   COMPENSATION  FOR SITE  ACQUISITION  AND  CONSTRUCTION  COSTS  FOR BTS
          SITES.

     BTS Company shall be solely responsible for all costs associated with Site Acquisition Services for all sites on which the Preferred Candidate is a BTS Site. BTS Company shall be solely responsible for all costs associated with the construction of the Tower Facilities on each BTS Site. Bright PCS shall pay BTS Company for Construction Management Services which are rendered by BTS Company on BTS Sites in accordance with paragraph B(2) below as if such Site were a Collocation Site.

     B. COMPENSATION FOR SERVICES ON SITES.

          1. Site Acquisition Fees

               a. Per Site Fees for Site Acquisition on Collocation Sites In consideration for performance of the Site Acquisition for Collocation Sites, Bright PCS shall pay BTS Company, the sum of [***] per Site on which zoning approval is not required, and the sum of [***] per Site on which zoning approval is required, in the manner set forth below:


Milestone                                                  Amount Due
---------                                                  ----------
Upon RF approval of a completed Site Survey Report         [***]
Upon fully executed lease or purchase agreement for        [***]
 site
Upon receipt of zoning approval (if applicable)            [***]
Upon issuance of a building permit or equivalent           [***]
approval
Total amount due upon completion of Site Acquisition       [***] for sites
Services                                                   on which zoning
                                                           approval is required

                                                           [***] for sites
                                                           on which zoning
                                                           approval is not
                                                           required


               b. Per Site Fees for Site Acquisition on BTS Sites. In consideration for performance of the Site Acquisition Services for BTS Sites for which payment is due pursuant to this Agreement, Bright PCS shall pay BTS Company in accordance with this Agreement, an amount not to exceed the sum of [***] per Site in the manner set forth below:

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED


Milestone                                                  Amount Due
---------                                                  ----------
Upon RF approval of a completed Site Survey Report         [***]
Upon fully executed lease or purchase agreement            [***]
for a site
Upon receipt of zoning approval (if applicable)            [***]
Upon issuance of a building permit or equivalent           [***]
approval
Total amount due upon completion of Site                   [***]
Acquisition Services


               c.   Reimbursement for Per Site Advances

                    i. Non-Reimbursable Costs. BTS Company's compensation for the Site Acquisition Services on Collocation Sites shall be inclusive of customary out-of-pocket expenses incurred by BTS Company in the performance of its obligations hereunder ("Per Site Fee"), including, without limitation;

                              (a)       wireless equipment and services;

                              (b) field expenses for maps, deeds, and film development;

                              (c)       vehicle expense; and

                              (d) travel and living expenses Any extraordinary or other expenses that BTS Company should reasonably anticipate incurring, which are not customarily incurred in the ordinary course of business, must be pre-approved by Bright PCS in order for BTS Company to receive reimbursement for such expenditures.

                    ii. Reimbursable Costs. In the event that BTS Company provides or contracts directly with third parties, trade contractors, and subcontractors in connection with its provision of Site Acquisition Services for Collocation Sites, the following expenses (in addition to other expenses which the parties may agree to from time to time) shall be considered pass through costs and be reimbursed to BTS Company to the extent not paid directly by Bright PCS in accordance with IV(a) above, provided, however, that Bright PCS shall be obligated to reimburse expenses incurred by BTS Company only with respect to which BTS Company had received express written direction from Bright PCS:

                              (a) Any and all construction materials used in the installation of Bright PCS's Equipment on the Site;

                              (b) Any and all construction subcontractor cost including, but not limited to,
                                        cable  and   antenna   contractors   and
                                        electricians;

                              (c) Architectural and electrical engineering drawings;

                              (d)       Azimuth verification surveys;

                              (e)       Blueprint reproduction;

                              (f) Building inspection fees; except that Bright PCS will not pay for any expedited delivery costs, unless specifically authorized by Bright PCS;

                              (g)       Cable sweeps and other technical tests;

                              (h)       Costs   involved   in   varying   zoning
                                        compliance,    including    permit   and
                                        inspection fees;

                              (i) Delivery costs for all materials except that Bright PCS will not pay for any expedited delivery costs, unless specifically authorized by Bright PCS;

                              (j)       Engineering services;

                              (k) Federal Aviation Administration study and analysis;

                              (l)       GIS/mapping;

                              (m)       Independent inspection agencies;

                              (n) Legal support and expert witness fees for zoning hearings;

                              (o) Option fees for leases, lease options, purchase agreements, and purchase agreement options to the extent such options were approved by Bright PCS in advance;

                              (p) Phase 1 Environmental Study including soil compaction, engineering, and other inspections of the property required or reasonably deemed necessary to provide a thorough due diligence review of the project;

                              (q)       Photo simulations;

                              (r)       Site survey;

                              (s) Structure loading study and analysis for towers, rooftops, water tanks, billboards and signs, and other similar facilities expected to contain PCS equipment;

                              (t) Appraisals, title reports, and title insurance premiums;

                              (u)       Zoning,     filing,    and    permitting
                                        application fees; and

                              (v) Office supplies and equipment, but only to the extent that such supplies and equipment requests are in compliance with Bright PCS's standard policies and procedures for such expenses.

          2.   Construction and Construction Management Fees.

               a. Per CMS Site Fees. In consideration for performance of the construction and Construction Management Services ("CMS"), Bright PCS shall pay BTS Company an amount to be mutually agreed upon on a site by site basis in the manner set forth below:



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                                        [***] - CONFIDENTIAL TREATMENT REQUESTED


Milestones                                                 Amount Due
----------                                                 ----------
Upon the commencement of construction on the CMS Site      [***]

Final acceptance of civil construction on the CMS Site     [***]

Total amount due per CMS Site upon completion of           To be agreed upon on
Construction Management Services                           a site by site basis


               b.   Withdrawal

                    In the event Bright PCS elects to withdraw a CMS Site, Bright PCS shall give BTS Company notice of such withdrawal, and shall pay BTS Company [***] of the milestone installment that would be due if the work currently in progress was completed and [***] of all other work completed on the withdrawn CMS Site as of the date of Bright PCS's withdrawal notice plus reimbursable expenses and substitute the withdrawn CMS Site with an alternative site within sixty
                    (60) days ("Alternative CMS Site"), if available. If Bright PCS does not issue an Alternative CMS Site within sixty days of withdrawing a CMS Site, then BTS Company shall be entitled to receive [***] of the entire Construction Management Fee, for the CMS Site withdrawn.

               c. Payments to Contractors

                    BTS Company shall be responsible for making all payments due to contractors and subcontractors selected by, or contracted with, BTS Company to perform services and to provide materials at the Sites in connection with Construction Management Services rendered hereunder. Bright PCS may advise BTS Company in writing that Bright PCS will pay them directly. BTS Company shall present copies of all such invoices relating to the installation of Bright PCS's Equipment which BTS Company has paid, and Bright PCS shall then provide BTS Company reimbursement of such disbursements within thirty (30) days of BTS Company's submission of said invoices to Bright PCS.

                    BTS Company shall furnish evidence satisfactory to Bright PCS that all labor furnished and material consumed by BTS Company during the invoice period has been paid in full and that the Services are not subject to liens or claims on account thereof. Bright PCS may withhold payment of the invoice until BTS Company furnishes such evidence.



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     C. TIMING OF PAYMENT

     All  invoices  shall be sent to Bright  PCS's  mailing  address and marked:
Attn: Accounts Payable. BTS Company shall invoice Bright PCS in accordance with the payment schedule set forth herein. Such invoices, after receipt in form satisfactory to Bright PCS, and subject to verification by Bright PCS, shall be paid within thirty (30) days of receipt by Bright PCS. Invoices must be sent in accordance with the invoicing instructions provided in this Agreement. All invoices must indicate the FEIN # and the correct code per line item as invoices. These codes will be provided to BTS Company by Bright PCS.

     D. PAYMENT DISPUTES

     If Bright PCS disputes the amount of expenses or fees claimed by BTS Company, Bright PCS shall notify BTS Company in writing and shall pay when due all amounts not in dispute. If the disputed matter cannot be resolved informally between the parties, either Bright PCS or BTS Company may request arbitration pursuant to the terms of this Agreement.

     E. LIABILITIES

     BTS Company shall remain solely responsible for all matters relating to compensation, unemployment, disability insurance, social security, withholding, and all other federal, state, and local laws, rules and regulations governing such matters.




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                                   EXHIBIT "A"
                                       MSA